SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                               IPALCO ENTERPRISES, INC.
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                      (Name of Registrant As Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)      Aggregate number of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              IPALCO ENTERPRISES, INC.
                                 One Monument Circle
                                   P. O. Box 1595
                           Indianapolis, Indiana 46206-1595

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 15, 1998

TO THE SHAREHOLDERS OF
IPALCO ENTERPRISES, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IPALCO Enterprises, Inc. will be held at the office of the corporation, One Monument Circle, Indianapolis, Indiana on Wednesday, April 15, 1998, at 11:00 A.M. (Eastern Standard Time), for the following purposes:

        1. To elect four directors in Class III to hold office for terms of three years each and until their successors are duly elected and qualified;

        2. To adopt the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (As Amended and Restated Effective January 1, 1998); and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors fixed the close of business on Wednesday, February 25, 1998 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

        By order of the Board of Directors.

                                          IPALCO ENTERPRISES, INC.
                                          By: BRYAN G. TABLER, Secretary

Indianapolis, Indiana
March 9, 1998

                             TABLE OF CONTENTS

ANNUAL MEETING INFORMATION. . . . . . . . . . . . . . . . . . .           1
   Date, Time and Place of Annual Meeting . . . . . . . . . . .           1
   Solicitation of Proxies. . . . . . . . . . . . . . . . . . .           1
   Other Business . . . . . . . . . . . . . . . . . . . . . . .           2
   Shareholder Proposals for 1999 Annual Meeting. . . . . . . .           2

RELATIONSHIP WITH AUDITOR . . . . . . . . . . . . . . . . . . .           2

VOTING SECURITIES AND BENEFICIAL OWNERS . . . . . . . . . . . .           2
   Beneficial Owners of 5% or More of Common Stock. . . . . . .           3
   Beneficial Ownership of Common Stock By Directors,
   Nominees and Executive Officers. . . . . . . . . . . . . . .           3

PROPOSAL 1 - ELECTION OF FOUR DIRECTORS . . . . . . . . . . . .           5
   Nominees For Directors To Be Elected At the 1998 Annual
   Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .           5
          CLASS III . . . . . . . . . . . . . . . . . . . . . .           5
   Current Directors Whose Terms Expire in 1999 (Class I)
   and in 2000 (Class II) . . . . . . . . . . . . . . . . . . .           6
          CLASS I . . . . . . . . . . . . . . . . . . . . . . .           6
          CLASS II. . . . . . . . . . . . . . . . . . . . . . .           7

INFORMATION REGARDING THE BOARD OF DIRECTORS. . . . . . . . . .           8
   Procedure To Propose Nominees For Director . . . . . . . . .           8
   Number Of Board Meetings and Attendance. . . . . . . . . . .           8
   Committees of the Board. . . . . . . . . . . . . . . . . . .           8
   Section 16(a) Beneficial Ownership Reporting Compliance. . .           9
   Compensation Committee Interlocks and Insider Participation.          10
   Compensation of Directors. . . . . . . . . . . . . . . . . .          10
   Certain Business Relationships . . . . . . . . . . . . . . .          10

PROPOSAL 2 - APPROVING ADOPTION OF IPALCO ENTERPRISES, INC.
LONG-TERM PERFORMANCE AND RESTRICTED STOCK INCENTIVE PLAN
(As Amended and Restated Effective January 1, 1998) . . . . . .          11
   Introduction . . . . . . . . . . . . . . . . . . . . . . . .          11
   Summary of the Plan. . . . . . . . . . . . . . . . . . . . .          12
   Federal Income Tax Consequences of Grants Under the Plan . .          15
   Vote Required to Approve the Plan. . . . . . . . . . . . . .          15


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
   COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . .          15
   Compensation Policies Relating Generally to Executive
   Officers . . . . . . . . . . . . . . . . . . . . . . . . . .          15
   Base Salary. . . . . . . . . . . . . . . . . . . . . . . . .          16
   Annual Incentive Plan. . . . . . . . . . . . . . . . . . . .          17
   Long-Term Performance and Restricted Stock Incentive Plan. .          17
   Stock Options. . . . . . . . . . . . . . . . . . . . . . . .          18
   Basis for Chief Executive Officer's Compensation . . . . . .          18
   Deductibility of Executive Compensation. . . . . . . . . . .          19

COMPENSATION OF EXECUTIVE OFFICERS. . . . . . . . . . . . . . .          19
   Nature and Types of Compensation . . . . . . . . . . . . . .          19
   Subsidiary Incentive Plan. . . . . . . . . . . . . . . . . .          19
   Summary Compensation - Table I . . . . . . . . . . . . . . .          20
   Option/SAR Grants in Last Fiscal Year - Table II . . . . . .          21
   Option/SAR Exercises in Last Fiscal Year - Table III . . . .          22
   Performance Graph - Table IV . . . . . . . . . . . . . . . .          23
   Performance Graph. . . . . . . . . . . . . . . . . . . . . .          24
   Pension Plans. . . . . . . . . . . . . . . . . . . . . . . .          24
          Pension Plan Table - Table V. . . . . . . . . . . . .          24
   Employment Contracts and Termination of Employment and
   Change-in-Control Arrangements . . . . . . . . . . . . . . .          25

Appendix A. . . . . . . . . . . . . . . . . . . . . . . . . . .         A-1

                            IPALCO ENTERPRISES, INC.
                      One Monument Circle * P. O. Box 1595
                        Indianapolis, Indiana 46206-1595


                               PROXY STATEMENT
                    For the Annual Meeting of Shareholders
                         To Be Held April 15, 1998
                     (Mailed on or about March 9, 1998)

                          ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

        The information set forth in this Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of IPALCO Enterprises, Inc. ("IPALCO") for use at its Annual Meeting of Shareholders to be held April 15, 1998, at 11:00 A.M. (EST) at the principal office of IPALCO, One Monument Circle, Indianapolis, Indiana 46204, pursuant to the foregoing Notice of Annual Meeting, and at any adjournment of such meeting.

Solicitation of Proxies

        The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares represented for any purpose are deemed present for quorum purposes. If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxies will vote the shares represented by the proxy in accordance with the instructions marked. Proxies returned unmarked will be voted in favor of the proposed nominees for director, and in favor of the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (the "1998 Restricted Stock Plan"). If other matters are properly brought before the meeting, or any adjournment thereof, the enclosed proxy gives discretionary authority to the persons named therein to vote in accordance with their best judgment on such matters. A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before the authority granted therein is exercised.

        Under Indiana law, the election of directors will be determined by plurality vote at a meeting where a quorum is present. As a result, the four nominees who receive the greatest number of votes cast for election as directors will be elected as directors of IPALCO. Broker non-votes and withheld votes will not affect the outcome of the election of directors.

        Adoption of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against the proposal and will not be counted as entitled to vote.

        This solicitation of proxies is being made by IPALCO and the expenses thereof will be borne by IPALCO. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, telegraph or personal contact by officers and other employees of IPALCO and its subsidiaries, who will not be additionally compensated therefor. IPALCO expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy material to beneficial owners.

Other Business

        Management is not aware of any business to be presented at the 1998 Annual Meeting other than the election of four directors, and the proposed approval of the 1998 Restricted Stock Plan. The minutes of the Annual Meeting of Shareholders held May 21, 1997, will be presented for approval at the 1998 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes.

Shareholder Proposals for 1999 Annual Meeting

        If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held April 21, 1999, the proposal must be received by the Corporate Secretary for inclusion in IPALCO's proxy statement and form of proxy not later than November 9, 1998.


                        RELATIONSHIP WITH AUDITOR

        Deloitte & Touche LLP, with offices at Market Tower, Suite 3000, 10 West Market Street, Indianapolis, Indiana, has been the auditor of IPALCO since its inception. Upon the recommendation of the Audit Committee, that firm was again appointed by IPALCO's Board of Directors to serve as auditor for IPALCO and its subsidiaries for the current year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders to be held April 15, 1998, and will be given the opportunity to make a statement and to respond to appropriate questions from shareholders.


                   VOTING SECURITIES AND BENEFICIAL OWNERS

        On December 31, 1997, IPALCO had outstanding 44,649,844 shares of common stock. Each share of common stock entitles its owner to one (1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Wednesday, February 25, 1998, will be entitled to vote at the meeting or at any adjournment thereof.

Beneficial Owners of 5% or More of Common Stock

        On December 31, 1997, the following beneficial owners held more than 5% of IPALCO's voting securities:
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                Name and Address of             Amount and Nature of     Percent
Title of Class  Beneficial Owner                Beneficial Ownership     of Class
-----------------------------------------------------------------------------------
Common Stock    Employees' Thrift Plan          4,687,611 shares<F1>     10.15%
                of Indianapolis Power
                & Light Company
                c/o Merrill Lynch
                Trust Company of America,
                Trustee
                265 Davidson Avenue, 4th Floor
                Somerset, NJ  08873
_________________________________


<F1>    Trustee, under a continuing agreement, has discretion to vote shares as to which no voting instructions are received.

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

Beneficial Ownership of Common Stock By Directors, Nominees and Executive
Officers

        On December 31, 1997, the following named directors, nominees and executive officers of IPALCO and its subsidiaries, individually and as a group, beneficially owned equity securities of IPALCO as follows:

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                        Name of                         Amount and Nature               Percent
Title of Class          Beneficial Owner                of Beneficial Ownership<F1>     of Class<F2>
-------------------------------------------------------------------------------------------------------

Common Stock            Joseph D. Barnette, Jr.            19,000 shares <F3>
                        Robert A. Borns                    48,968 shares <F3>
                        John R. Brehm                     148,317 shares <F4>
                        Mitchell E. Daniels, Jr.           21,300 shares <F3>
                        Rexford C. Early                   14,686 shares <F3>
                        Otto N. Frenzel III                34,200 shares <F3>
                        Max L. Gibson                      14,100 shares
                        Earl B. Herr, Jr.                  16,903 shares
                        John R. Hodowal                   498,759 shares <F4>           1.08%
                        Ramon L. Humke                    301,235 shares <F4>
                        Sam H. Jones                       21,360 shares <F3>
                        Andre B. Lacy                      40,884 shares <F5>
                        L. Ben Lytle                       15,765 shares
                        Michael S. Maurer                  14,119 shares
                        Andrew J. Paine, Jr.                  340 shares <F3>
                        Sallie W. Rowland                  22,273 shares <F3>
                        Thomas H. Sams                     26,082 shares <F3>, <F6>
                        Bryan G. Tabler                    60,731 shares <F3>, <F4>
                        Gerald D. Waltz                   118,557 shares <F4>
                        Other Executive Officers          507,905 shares <F3>, <F4>     1.09%
                        All 27 directors, nominees,
                        and executive officers, as
                        a group                         1,945,484 shares (3), (4)       4.21%

------------------------------


<F1>    Except as otherwise noted below, each person named in the table has sole voting and investment power with respect to all shares of common stock listed as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to exercise of outstanding options that are exercisable within 60 days as follows:
        Mr. Barnette-12,000; Mr. Borns-15,000; Mr. Brehm-127,500;
        Mr. Daniels-21,000; Mr. Early-9,000; Mr. Frenzel-21,000;
        Mr. Gibson-9,000; Dr. Herr-15,000; Mr. Hodowal-430,000;
        Mr. Humke-230,000; Mr. Jones-21,000; Mr. Lacy-21,000;
        Mr. Lytle-15,000; Mr. Maurer-12,000; Mrs. Rowland-21,000;
        Mr. Sams-21,000; Mr. Tabler-45,000; Mr. Waltz-56,839; other executive officers-429,552; directors and executive officers as a group-1,531,891.

<F2>    Percentages less than 1% of total common stock outstanding are not indicated.

<F3>    Includes 47,870 shares owned by or with family members sharing their home and shares held in trust or other arrangements with family members.

<F4>    Includes vested and contingent interests in shares of common stock held by the Trustee in the Thrift Plan (stated in whole shares) of:
        Mr. Brehm-14,165; Mr. Hodowal-30,894; Mr. Humke-8,361;
        Mr. Tabler-1,368; Mr. Waltz-37,822; other executive officers-60,474; and all executive officers as a group-153,084.

<F5>    Includes 12,000 shares owned by LDI, Ltd. and 2,700 shares owned by the Lacy Foundation of which Mr. Lacy is a partner and a director, respectively, and 600 shares representing his vested interest in a self-employment retirement plan, totaling 15,300 shares, 11,700 of which he disclaims beneficial ownership.

<F6>    Mr. Sams disclaims beneficial ownership of 1,500 shares of the total shares shown opposite his name.


                       PROPOSAL 1 - ELECTION OF FOUR DIRECTORS

        At a meeting held January 27, 1998, the Executive Committee of IPALCO's Board of Directors nominated four directors to stand for election as Class III directors of IPALCO at its Annual Meeting of Shareholders to be held April 15, 1998, for terms of three years each and until their successors are duly elected and qualified.

        Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the four nominees for the Board of Directors named below in Class III. All such nominees are members of IPALCO's present Board of Directors and all nominees have consented to serve if elected. However, if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

        The nominees for directors in Class III, the current directors in Class I and Class II, as assigned by the Board of Directors, and the names, ages (as of April 15, 1998), business experience and directorships of such nominees and directors are as follows:


Nominees For Directors To Be Elected At The 1998 Annual Meeting:

                                  CLASS III

Robert A. Borns, 62, Chairman of Borns Management Corporation (real estate owners and managers), Indianapolis, Indiana since 1961, and Chairman of Correctional Management Company L.L.C. since 1996. Mr. Borns serves on numerous boards, including the Board of Trustees of Indianapolis Museum of Art, Indianapolis Symphony Orchestra,
        Indiana University Foundation and St. Vincent Hospital Advisory Board. He is also a director of IPL, Standard Management Corporation, and of Artistic Media Partners. He has been a director of IPALCO since April, 1987 (excluding the period
        March 15 to August 23, 1993).

Otto N. Frenzel III, 67, Chairman, Executive Committee, National City Bank of Indiana, Indianapolis, Indiana. Mr. Frenzel has held his present position since January, 1996. For more than 3 years prior to that time, Mr. Frenzel was Chairman of the Board of National City Bank, Indiana. Prior to May, 1992, Mr. Frenzel was Chairman of the Board of Merchants National Bank & Trust Company of Indianapolis and Chairman of the Board of Merchants National Corporation. He is a director of IPL, National City Corporation, American
        United Life Insurance Company, Indiana Energy, Inc., Indiana
        Gas Company, Inc., and Baldwin & Lyons, Inc. He has been a director of IPALCO since September, 1983.

Andre B. Lacy, 58, General Partner and Chief Executive of LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc., the managing general partner of LDI, Ltd., and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPL, Tredegar Industries, Inc., Albemarle
        Corporation, FinishMaster, Inc., Herff Jones, Patterson
        Dental Co., and The National Bank of Indianapolis. He has been a director of IPALCO since April, 1985.

L. Ben Lytle, 51, President and Chief Executive Officer, Anthem Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He served as Chairman from March, 1994 to March, 1996, and has held the remaining positions for more than five years. He is a director of IPL, Bank One, Indiana, NA, and Anthem Insurance Companies, Inc. and its subsidiaries. He has been a director of IPALCO since April, 1992.

Current Directors Whose Terms Expire in 1999 (Class I) and in 2000
(Class II):

                                   CLASS I


Mitchell E. Daniels, Jr., 49, Vice President, Corporate Strategy and Policy,
        Eli Lilly and Company, (pharmaceuticals manufacturer). During the period April 1, 1993 to January 6, 1996, Mr. Daniels was President, North American Pharmaceutical Operations of Eli Lilly and Company. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPL and NBD Bank, NA and has been a director of IPALCO since November, 1989.

Rexford C. Early, 63, President of Carlisle Insurance Agency, Inc.,
        Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a trustee of the Indianapolis Foundation and currently serves as its Chairman. He is a director of IPL and has been a director of IPALCO since August, 1993.

John R. Hodowal, 53, Chairman of the Board and President of IPALCO and
        Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPL, Bank One, Indiana, NA and Anthem Insurance Companies, Inc.
        He has been a director of IPALCO since April, 1984.

Michael S. Maurer, 55, Chairman of the Board of The National Bank of
        Indianapolis since December, 1993. Mr. Maurer is Chairman of the Board of MyStar Communications Corporation (radio station operations), a position he has held for more than five years; and Chairman of the Board of IBJ Corporation (newspaper publisher) since December, 1990. Mr. Maurer is Chair, United Way of Central Indiana. He has been a director of IPL and IPALCO since January, 1993.

Thomas H. Sams, 56, President and Chief Executive Officer, Waldemar
        Industries, Inc. (an investment holding company), Indianapolis, Indiana and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPL, NBD Bank, NA, and Meridian Insurance Group, Inc. He has been a director of IPALCO since April, 1987.

                                    CLASS II

Joseph D. Barnette, Jr., 58, Chairman and Chief Executive Officer of Bank
        One, Indiana, NA since March, 1997 and Chairman and Chief Executive Officer of Banc One Indiana Corporation (a bank holding company) since January, 1993. Prior to that, Mr. Barnette was Chairman and Chief Executive Officer of Bank One, Indianapolis, NA (October,
        1994 - March, 1997), President and Chief Executive Officer of Banc One Indiana Corporation (July, 1990 - January, 1993), and President and Chief Executive Officer of Bank One, Indianapolis, NA (January, 1990 - October, 1994). He is a director of IPL and Meridian
        Insurance Group, Inc. He has been a director of IPALCO since January, 1993.

Max L. Gibson, 57, President of Majax Corporation (waste consulting firm),
        Terre Haute, Indiana for the past five years. For more than five years prior to his consulting work, Mr. Gibson was President of Victory Services Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPL, First Financial Corporation, Terre Haute First National Bank and First State Bank, Brazil, Indiana. He has been a director of IPALCO since August, 1993.

Ramon L. Humke, 65, Vice Chairman of IPALCO and President and Chief Operating
        Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of Ameritech Bell Group (September, 1989 - February, 1990) and President and
        Chief Executive Officer of Indiana Bell Telephone Company (October, 1983 - September, 1989). He is a director of IPL, NBD Bank, NA,
        LDI Management, Inc. and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since February, 1990.

Andrew J. Paine, Jr., 60, President and Chief Executive Officer of NBD Bank,
        NA and Executive Vice President of First Chicago NBD Corporation.
        In his position with NBD Bank, NA he directs the operation of all NBD banks in Indiana. In 1981, Mr. Paine was named Vice Chairman of Indiana National Bank, and was elected Executive Vice President of NBD Bancorp after it acquired INB in 1992. Mr. Paine was named Chief Executive Officer of NBD Indiana, Inc. in June, 1994, and Executive Vice President of First Chicago NBD Corporation in 1995. He is a director of IPL, Indianapolis Life Insurance Company and Bankers
        Life Insurance Company of New York. He has been a director of IPALCO since May, 1997.

Sallie W. Rowland, 65, Chairman and Chief Executive Officer of Rowland
        Design, Inc. (an architectural, interiors and graphic design firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including The Indianapolis Chamber of Commerce and Indianapolis Project. She is a director of IPL, NBD Bank, NA, Meridian Insurance Group, Inc. and Meridian Mutual Insurance Company. She has been a director of IPALCO since April, 1988.

                INFORMATION REGARDING THE BOARD OF DIRECTORS

Procedure To Propose Nominees For Director

        IPALCO will accept timely notice by shareholders of proposed nominees for directors. Any such notice must be received by the Corporate Secretary of IPALCO not less than 60 days nor more than 90 days prior to the date of each annual meeting. Such shareholder's notice shall set forth
(a) as to each proposed nominee for director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and/or series and number of shares that are beneficially owned by such nominee on the date of such shareholder notice and (iv) any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on IPALCO's books, of such shareholder and any shareholders known to be supporting such nominee and (ii) the class and/or series and number of shares beneficially owned by such shareholder and by any shareholders known to be supporting such nominee on the date of such shareholder notice. The Board of Directors may reject any nomination for director not made in accordance with the foregoing provisions.

Number of Board Meetings and Attendance

        During 1997, the Board of Directors of IPALCO held 11 meetings and committees of the Board held a total of 20 meetings. Each director attended more than 85% of the aggregate of Board meetings and assigned committee meetings except for Mr. Robert A. Borns who attended more than 70%, and Mr. L. Ben Lytle who attended more than 71%. All directors, on average, attended over 91% of the Board meetings and assigned committee meetings held in 1997.

Committees of the Board

        The Board of Directors of IPALCO has four standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, and the Committee on Strategies. The Board does not have a nominating committee as such, but the Executive Committee performs the functions of such committee. It reviews, among other things, the qualifications and suitability of candidates to stand for election to IPALCO's Board of Directors and makes specific recommendations with respect thereto. In addition, the Executive Committee considers and recommends the declaration of dividends and acts on matters when the full Board is not in session. The Executive Committee held six meetings in 1997. Currently, Mr. John R. Hodowal is Chairman and Messrs. Robert A. Borns, Otto N. Frenzel III, Earl B. Herr, Jr., Ramon L. Humke, and Sam H. Jones are members. The Audit Committee recommends the appointment of the auditor for the ensuing year for IPALCO and its subsidiaries, reviews the scope of the audit, examines the auditor's reports, makes appropriate recommendations to the Board of Directors as a result of such review and examination, and inquires into the effectiveness of the financial and accounting functions and controls. The Audit Committee first approves all non-audit services and gives appropriate consideration to the effect, if any, such services may have on the independence of the auditor, except that management advisory and tax services which do not exceed $50,000 per project or $150,000 in the aggregate per calendar year may be approved by the Chairman of the Board without such Committee's consent. The Audit Committee held four meetings in 1997. Currently, Mrs. Sallie W. Rowland is Chairman and its members are Messrs. Sam H. Jones, Andre B. Lacy, and Andrew J. Paine, Jr.

        The Compensation Committee reviews current and proposed compensation levels of all officers of IPALCO and its subsidiaries, obtains advice of independent consultants, and makes specific recommendations as to the compensation each officer should receive on an annual basis. It also reviews and makes recommendations with respect to other forms of compensation for such officers, including supplemental pension benefits, bonuses, stock options and restricted stock. (See "Board Compensation Committee Report on Executive Compensation" below.) The Compensation Committee held seven meetings in 1997. Currently, Mr. Otto N. Frenzel III is Chairman and Messrs. Robert A. Borns, Rexford C. Early, Earl B. Herr, Jr., and Thomas H. Sams are members.

        The Committee on Strategies considers and makes recommendations with respect to issues and processes involving dynamic planning, matters affecting the allocation of corporate resources among regulated and non-regulated subsidiaries, and other components of overall corporate strategy. The Committee on Strategies held three meetings in 1997. Currently, Mr. Joseph D. Barnette, Jr. is Chairman and Messrs. Mitchell E. Daniels, Jr., Max L. Gibson, L. Ben Lytle, and Michael S. Maurer are members.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the federal securities laws, IPALCO's directors, certain officers, and 10% shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in IPALCO's stock. All reports were made on a timely basis in 1997.

Compensation Committee Interlocks and Insider Participation

        Mr. Frenzel is Chairman, and Messrs. Borns, Early, Herr and Sams are the members of the Compensation Committee. IPALCO's Vice Chairman, Mr. Ramon
L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPALCO.

Compensation of Directors

        Non-employee directors serving on the Board of IPALCO are paid an annual fee of $8,500 plus $500 for each meeting attended; however, directors of IPALCO and its subsidiaries are limited to two annual fees. Non-employee members of the Executive Committee of the Board are paid annual fees of $10,000, but no meeting fees. Members of the Audit Committee, Compensation Committee and the Committee on Strategies of the Board, all of whom are non-employee directors, are paid annual fees of $4,000 plus $500 for each meeting attended. The Chairman of each of the latter three committees receives an additional fee of $1,500 annually. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee. Directors who are also officers of IPALCO or one of its subsidiaries receive no director fees.

Certain Business Relationships

        During 1997, companies associated with Anthem Insurance Companies, Inc. ("Anthem") administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Anthem aggregating approximately $17 million. Mr. L. Ben Lytle is President and Chief Executive Officer of Anthem.

        IPALCO subsidiaries Indianapolis Power & Light Company ("IPL") and Mid-America Capital Resources, Inc. ("Mid-America") each maintained a line of credit during 1997 with National City Bank, Indiana ("NCB") of which Mr. Otto N. Frenzel III is Chairman of the Executive Committee. During
1997, the maximum principal amount outstanding at any time on IPL's $30 million line of credit with NCB was approximately $16.5 million, and IPL had an outstanding balance with NCB as of December 31, 1997 of $13.7 million. Mid-America's $7.5 million line of credit with NCB had a maximum principal amount of $2.5 million outstanding at any time, and a principal balance of $2.5 million outstanding as of December 31, 1997.

        IPL maintained a long-term revolving credit facility during 1997 with Bank One, Indianapolis, NA, ("Bank One") of which Mr. Joseph D. Barnette, Jr., is Chairman and Chief Executive Officer. IPL did not utilize the credit facility during 1997. Mid-America maintained a $7.5 million line of credit with Bank One during 1997 and had a maximum principal amount of $2.5 million outstanding at any time, and an outstanding principal balance of $2.5 million as of December 31, 1997.

        An unutilized credit line and an unutilized long-term revolving credit facility were also maintained by IPL with First Chicago NBD ("NBD"), of which Mr. Andrew J. Paine, Jr., is an executive officer. Mr. Ramon L. Humke is a director of NBD Bank, NA. IPALCO subsidiary Mid-America maintained a $30 million line of credit with participating banks including NCB and Bank One, had a maximum principal amount outstanding of $10 million, and a principal balance of $10 million outstanding as of December 31, 1997.

        IPALCO entered into a Credit Agreement with Bank One, Indiana, NA, NCB, and The First National Bank of Chicago on April 4, 1997 for the purpose of borrowing $401 million. The proceeds of the loan were used for the repurchase of 12,539,428 of the outstanding shares of IPALCO Enterprises, Inc. common stock pursuant to the terms of the tender offer announced by IPALCO on February 25, 1997. The outstanding balance on December 31, 1997 was $323 million.

        IPL engaged Rowland Design, Inc. for architectural and design services for certain improvements to the corporate offices located at One Monument Circle. During 1997, IPL paid fees of approximately $97,000 under such agreements. Mrs. Sallie W. Rowland is Chairman and CEO of Rowland Design, Inc.

        PROPOSAL 2 -- APPROVING ADOPTION OF IPALCO ENTERPRISES, INC.
          LONG-TERM PERFORMANCE AND RESTRICTED STOCK INCENTIVE PLAN
            (As Amended and Restated Effective January 1, 1998)

Introduction

        At its meeting held January 27, 1998, the Board of Directors approved the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (As Amended and Restated Effective January 1, 1998) (the "Plan"). The Plan is a performance based incentive compensation and restricted stock plan for officers and other key executive employees of IPALCO and its subsidiaries. The Plan was originally adopted in 1995 and approved by the shareholders at the Annual Meeting held April 19, 1995, and was amended in 1998 to make changes in the peer group and in the performance measures applicable in determining the amount of incentive compensation.
If the Plan performance goals are met, participants will earn IPALCO common stock (the "Stock"). The Board of Directors believes that restricted Stock grants have been and will continue to be a significant benefit to IPALCO and its subsidiaries in attracting and retaining key executive employees and in providing a long range incentive to work for the continued success of these companies. The Plan is set forth in Appendix A to this Proxy Statement, to which reference is made for a full and complete statement of its terms and conditions. A summary of the principal features of the Plan follows. (See also "Compensation of Executive Officers" and "Board Compensation Committee Report on Executive Compensation" below.)

Summary of the Plan

        Administration. The Plan is administered by the Compensation Committee of IPALCO's Board of Directors, which is made up of five disinterested outside directors (the "Committee"). The Committee has sole authority to (a) select Plan participants, (b) determine the number of shares of Stock covered by each grant, (c) establish the appropriate performance goals, and (d) makes rules, regulations and other necessary determinations in the course of administering the Plan.

        Eligibility. Officers and other key employees who are materially responsible for, and contribute to, strategic and long-term growth of IPALCO and its subsidiaries are eligible to participate in the Plan.

        Stock Subject to Plan. One Million Five Hundred Thousand shares of Stock (representing 3.35% of currently outstanding shares) are reserved for restricted Stock grants during the expected duration of the Plan. Forfeited Stock may again become available for additional Stock grants.

        (a) The first grants were made as of January 1, 1995. Additional grants were made as of January 1, 1996 and 1997 to new Plan participants. The next grants were made as of January 27, 1998, subject to shareholder approval at the April 15, 1998 Annual Meeting and on each January 1 thereafter.

        (b) The Committee will establish targets for the participants expressed as a number of shares for each $1,000 of annual compensation paid to a participant. The targeted number of shares for the 1998 grants range from 50 shares per $1,000 of compensation to 20 shares per $1,000 of compensation. The initial grant made at the beginning of the measuring period is based on the average annual salary in effect on the first calendar day of the measuring period for each participant. However, the number of shares awarded will be adjusted as soon as practicable after the end of the program based on the actual base salary paid to the participant. The Plan does contain a maximum number of shares which may be allocated to any participant during a measuring period which is the lesser of:

                (1) the number determined by dividing the participant's annualized base salary in effect on the first day of the performance measuring period by 4, or

                (2)    the number determined by dividing the participant's
                        actual annual base salary paid to the participant during the entire measuring period by 5.

        (c) The 1998 grants are conditioned upon the approval of the Amended and Restated Plan by the shareholders of IPALCO.

        Restrictions and Lifting of Restrictions. The Stock awarded is subject to financial performance restrictions and employment restrictions, which restrictions are described below:

        (a) The financial performance restrictions relate to the performance of IPALCO versus companies included as part of the S&P 500 Index during the three-year measuring period. The performance measure utilized by the Plan is Total Return to Shareholders (as defined in the Plan). At the end of the three-year measuring period, IPALCO's performance is compared with the performance of the companies included as part of the S&P 500 Index as to this measure. Depending on IPALCO's performance, the Stock award for the measuring period for the 1998 grant is adjusted upward to a maximum of 400% of the initial grant or downward to no shares being issued. If shares of Stock are forfeited, the shares will become eligible for subsequent grants under the Plan.

        (b) After the performance restrictions are lifted, the shares are still subject to continuing employment restrictions which lapse in 1/3 increments beginning on the July 1 following the end of the measuring period or such earlier day after the measuring period as established by the Committee, with the other 1/3 increments lapsing on the first business day of each of the two calendar years following the calendar year during which the restrictions on the first 1/3 increment are lifted. If the participant's employment is terminated before the lifting of the employment restrictions, the shares that are still restricted are forfeited. At such time that the continuing employment restrictions are lifted as to each 1/3 increment, the participant will be permitted to elect to receive cash of up to 50% of the value of the non-restricted shares, based on their fair market value.

        (c) If during the period in which the shares of Stock are subject to financial performance and employment restrictions, a participant dies or becomes disabled, employment restrictions will no longer be applicable. If a participant becomes disabled or dies during a performance period, the number of shares awarded will be proportionately reduced to reflect the portion of the measuring period during which the participant was not an active participant in the Plan, and the reduced number of shares will not be subject to the financial adjustments at the end of the measuring period.
If a participant's employment terminates on or after reaching early or normal retirement requirements, the Committee has the discretion to lift all or a portion of the employment restrictions at its sole discretion.

        (d) If there is a change in control of IPALCO, the employment restrictions will immediately lapse. Upon the change in control, the measuring period will be deemed terminated as of the date of the change in control and financial performance of IPALCO shall be measured against the performance of the companies included as part of the S&P 500 Index based on the abbreviated measuring period, and the Committee shall effect the financial adjustments as soon as practicable thereafter.

        No Employment Rights. No right to continue in the employ of IPALCO or its subsidiaries is conferred by the Plan.

        Adjustment of Shares. Upon a reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation or other similar corporate change after the Plan becomes effective, the Committee shall make appropriate adjustments in share grants, as to which adjustments in the number and kind of shares, the Committee's determination is conclusive.

        Tax Withholding. Whenever the Stock is issued or transferred under the Plan, IPALCO has the right to withhold federal, state or local tax as dictated by applicable requirements or to require payments sufficient to satisfy such requirements.

        Amendment. IPALCO's Board of Directors may amend the Plan. However, shareholder approval is required (a) to increase the number of shares reserved for issuance; or (b) to modify materially the class of eligible participants.

        Termination. IPALCO's Board of Directors may terminate the Plan at any time, but awards theretofore granted will not be affected.


                                  NEW PLAN BENEFITS
--------------------------------------------------------------------------------------------
                              IPALCO ENTERPRISES, INC.
                             LONG-TERM PERFORMANCE AND
                          RESTRICTED STOCK INCENTIVE PLAN
                 (As Amended and Restated Effective January 1, 1998)
--------------------------------------------------------------------------------------------
                                                                Number of Shares
Name and Position                       Dollar Value<F1>        of Restricted Stock
--------------------------------------------------------------------------------------------

John R. Hodowal                         $1,114,305              26,750
Chairman of the Board
 and President

Ramon L. Humke                          $  942,473               22,625
Vice Chairman

John R. Brehm                           $  402,733                9,668
Vice President and Treasurer

Bryan G. Tabler                         $  235,983                5,665
Vice President, Secretary and
General Counsel

Gerald D. Waltz                         $  223,402                5,363
Senior Vice President, Electric
Delivery of IPL

Other Executive Officers as a Group     $1,070,982               25,710

Non-Executive Officer Employee Group    $  704,407               16,910
                                                                -------

     Total                              $4,694,285              112,691


<F1>    These shares of restricted stock were issued on January 27, 1998, subject to shareholder approval at the Annual Meeting held April 15, 1998. The dollar value is based on the average of the high and low price for IPALCO's Common Stock on the date of issuance, without regard to the restrictions.



Federal Income Tax Consequences of Grants Under the Plan

        At the time on which the restrictions lapse (both the financial performance and employment restrictions), the fair market value of the non-restricted shares will be ordinary income to a participant and deductible by IPALCO and its subsidiaries for federal income taxes as long as withholding requirements are met. However, a participant may accelerate the tax recognition of a restricted share grant by making an election under
Section 83(b) of the Internal Revenue Code of 1986 (the "Code") within thirty days from the date of grant. In such case, the deduction available to IPALCO or a subsidiary is also accelerated as long as withholding requirements are met. Since the Plan is intended to be a performance-based plan, the value of benefits should therefore be exempt from the deductibility limitations of Section 162(m) of the Code.

Vote Required to Approve the Plan

     Adoption of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against the proposal and will not be counted as entitled to vote.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.


                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


Compensation Policies Relating Generally to Executive Officers

        The Compensation Committee ("Committee") of the Board of Directors ("Board"), in consultation with its outside advisor, establishes the compensation policies of IPALCO Enterprises, Inc. and its subsidiaries ("IPALCO") with regard to all officers. The Committee recommends to the Board the adoption or amendment of compensation plans for officers, including the named executive officers. On authority of the full Board, the Committee administers all such plans, including establishing officers' base salary levels, reviewing and approving performance measures and goals for both annual and long-term incentive plans, and approving incentive awards.

        The Committee is made up of five non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer compensation, with a significant portion of total compensation being dependent upon measurable performance objectives. The compensation program for named executive officers and other selected officers had four basic components in 1997: base salary, a performance-based annual incentive plan, a long-term performance and restricted stock incentive plan and a stock option plan. It is the policy of the Committee that the compensation program should directly link executive and shareholder interests.

Base Salary

        During 1997 the Committee thoroughly reviewed base salary of officers, including the named executive officers, in light of IPALCO's transformation from a more traditional utility to a more general industry company following the leveraged recapitalization, dividend reduction and stock buy back in April, 1997. The Committee agreed to continue its practice of tying a greater percentage of total compensation to IPALCO's performance. As such, no named executive officer received a 1997 base salary increase.

        The Committee targeted 1997 base salaries for officers, including the named executive officers, at the 75th percentile for similar positions within comparably performing utilities, and where such positions are also found in general industry, at a level approximately one-half the difference between the utility industry and general industry medians. The Committee considered the analysis which was provided by the outside advisor that IPALCO salaries are at the 75th percentile range of comparable utilities and below those of general industry. The Committee also considered both company and individual performance in approving the range of salary increases, if any, and the salary for each officer, including the named executive officers.

        In 1997 nineteen officers, including all named executive officers, received the same base salary as in 1996 while eleven officers received base salary increases. Total base salary increases for all officers averaged 2.1%.

        The comparative compensation data for electric utilities used by the Committee were derived from companies with comparable revenues as reported in the annual Edison Electric Institute Executive Compensation Survey. Data for general industry were drawn from five national executive compensation surveys provided by the outside consultant and from an analysis prepared by the outside consultant on comparable executive position compensation within the S&P 400 MidCap general industry companies.

Annual Incentive Plan

        The IPALCO Annual Incentive Plan is a performance-based plan which measures company performance in four equally weighted criteria: Net Income, Customer Satisfaction, Productivity, and Budget Compliance. Target awards are set approximately halfway between general industry and utility medians. Participants in the Plan are approved in advance of the plan year by the Committee. All participants, including the named executive officers, are measured against performance goals which are established by the Committee and announced at the beginning of the year. Goals are set at Threshold, Target, and Maximum levels, with Threshold performance required for any award in each criteria; however, if the Threshold goal for Net Income is not met, no payout is made regardless of the performance in any other criteria. Each performance level is assigned an award value, with interpolation for performance between levels. For named executive officers, performance at Threshold, Target, and Maximum levels respectively warrants a payout of 10%, 22.5%, and 35% of base salary. Factors ranging from .75 to 2.5 are applied to the award percentage based upon the participant's position.

        The Plan permits the reduction or elimination of an award should an individual participant's performance be below expectations. No awards were reduced in 1997.

        For 1997, the Company met the Maximum performance goals in all four performance measures: Net Income, Customer Satisfaction, Productivity and Budget Compliance.

Long-Term Performance and Restricted Stock Incentive Plan

        The performance-based restricted stock plan is designed to focus the attention of prospective participants on long-term company objectives and performance. Participation is subject to Committee approval and is limited to key employees (including non-officers) who contribute on a continuing basis to the strategic and long-term growth of the Company.

        Program 1 (1995-1997) of the Plan measured Company performance in Total Return to Shareholders and in Cost Effective Service (net income as a percentage of utility revenues) compared with the performance of a Peer Group of 15 comparable utilities. Criteria for selection of peer companies included revenue size and sources, market-to-book ratio, fuel source, and dividend yield among other criteria. Target awards are set approximately halfway between general industry and utility medians. Conditional restricted stock grants, at Target levels, ranging from 10% to 35% of base salary, are awarded at the beginning of each three-year performance period. Final awards are based upon IPALCO's ranking within the Peer Group over the performance period, with one-third of the shares to be vested during each of the fourth, fifth, and sixth years after the beginning of the performance period. The performance period for Program 1 ended December 31, 1997 and in January, 1998 the Committee reviewed Program 1 performance with IPALCO ranked 1st in Total Return to Shareholders and 1st in Cost Effective Service.

        Performance in Total Return to Shareholders and Cost Effective Service continues also to be measured over the four-year performance periods specified in the original Long-Term Incentive Plan for those programs begun prior to 1995. In the final Program 6 (replaced by the performance based restricted stock plan discussed above), for the years 1993-1996, IPALCO ranked first among peers in Cost Effective Service and fourth among peers in Total Return to Shareholders. Using the schedule specified in the Plan for the level of performance, the named executive officers received incentive payments totaling $331,336.34 in 1997.

Stock Options

        The Compensation Committee strongly believes management is in a position to exert the greatest influence on those strategic decisions which affect IPALCO's long-term financial success and the creation of shareholder value. Thus, the Compensation Committee has maintained a posture that particularly senior officers, including the named executive officers, should have a portion of their long-term incentive compensation tied directly to the stock price performance.

        As reported in IPALCO's 1997 proxy statement in March, 1997, the Compensation Committee assessed the competitiveness of IPALCO's total compensation (base salary + annual incentive + long-term incentives) relative to the electric utility industry and general industry, focusing expressly on the relative value of IPALCO's long-term incentive levels (performance based restricted stock plan described above + stock options). Based upon the Compensation Committee's desire to maintain long-term incentive compensation opportunities at competitive levels, officers, including the named executive officers, were granted stock options on March 25, 1997, in varying amounts at the exercise price of $31.375 per share, vesting immediately.

Basis for Chief Executive Officer's Compensation

        The Chief Executive Officer's ("CEO") compensation continues to be directly and explicitly linked to IPALCO performance with consideration given to the Committee's assessment of his individual performance. The Committee thoroughly reviews the CEO's performance, including strategic direction, leadership and management team development, as well as overall company performance. The Committee's review is both subjective and objective. IPALCO performance data used in the incentive plans plus other financial, operations, service, and administrative data are considered. The Committee closely followed IPALCO's performance during the three-year period 1995-1997 and calendar year 1997 compared to the S&P 500 Index and the S&P Electric Companies Index. IPALCO substantially outperformed both of these market measurements in 1997 and during the three-year period 1995-1997.

        Total 1997 compensation for the CEO (including base salary, Annual Incentive Plan payment, and Long-Term Incentive payment and stock associated with the Long-Term Performance and Restricted Stock Incentive Plan and stock options), is shown in Tables I and II. His total compensation was slightly above the median of comparable electric utility industry CEOs, but was below the median of CEO compensation in comparable high-performing general industry companies.

        At Target performance, under the current compensation program, approximately 56% of the CEO's total direct compensation is variable and at risk. During 1997, approximately 53% of the CEO's actual total direct compensation was at risk.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code will not permit a public corporation to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain top executives, unless that compensation qualifies as "performance based" compensation. This limitation will have insignificant impact on IPALCO with respect to executive compensation paid in 1997. The Committee continues to review this issue with the present intent to limit Section 162(m) where appropriate to ensure the continued deductibility of its executive compensation.

                              The Compensation Committee of the
                              Board of Directors of IPALCO Enterprises, Inc.

                                   Otto N. Frenzel III, Chairman
                                   Robert A. Borns
                                   Rexford C. Early
                                   Earl B. Herr, Jr.
                                   Thomas H. Sams

                     COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

        The three tables that follow on succeeding pages disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and President of IPALCO, who is its chief executive officer ("CEO") and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPALCO and its subsidiaries. The tables include a Summary Compensation Table (Table I), a table showing Option/SAR Grants in Last Fiscal Year (Table II), an Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values Table (Table III). No table is presented for Long-Term Incentive Plans since the issuance of restricted stock under the Long-Term Performance and Restricted Stock Incentive Plan is included in the Summary Compensation
Table (Table I).

Subsidiary Incentive Plan

        In early 1995, the Board of Directors of Mid-America Capital Resources, Inc. ("Mid-America"), a wholly owned subsidiary of IPALCO, approved the implementation of an incentive compensation plan that will provide for payment of incentive compensation in the year 2000 or later to key employees of Mid-America, its subsidiaries, and certain executive employees of IPALCO if certain objective performance measures are met.

                                                         SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                     -------------------------------------------
                                      Annual Compensation            Awards          Awards          Payouts
                                --------------------------------------------------------------------------------
                                                        Other                        Securities
                                                        Annual       Restricted      Underlying                      All Other
                                                        Compen-      Stock           Options/        LTIP            Compen-
Name and                        Salary                  sation<F2>   Awards<F3>      SARs<F4>        Payouts<F5>     sation<F6>
Principal Position      Year    ($)<F1>     Bonus ($)   ($)          ($)             (#)             ($)             ($)
---------------------   ----    --------    ---------   ----------   ----------      -----------     -----------     ----------

John R. Hodowal         1995    $476,012    $206,425    $  43,721    $491,790          -0-           $  75,488       $ 8,310
Chairman & President;   1996     515,125     272,370      229,775       -0-            -0-             111,333         6,000
Chairman & CEO of IPL   1997     532,958     468,125      70,087        -0-          250,000           127,550         5,831


Ramon L. Humke          1995    $394,591    $171,120    $ 157,606    $407,700          -0-           $  62,975       $ 8,310
Vice Chairman;          1996     432,812     228,935      200,277       -0-            -0-              92,296         6,000
President & COO of IPL  1997     450,778     395,937      236,242       -0-          125,000           106,147         5,831

John R. Brehm           1995    $225,315    $ 89,513    $   6,301    $133,050          -0-           $  24,228       $ 8,310
Vice President          1996     236,394      83,253        7,788       -0-            -0-              34,996         6,698
& Treasurer; SVP,       1997     240,781      84,595        7,512       -0-           75,000            39,858         5,630
Finance & Information
Services of IPL

Bryan G. Tabler         1995    $202,931    $ 58,650    $  14,471    $121,350          -0-               -0-         $ 5,589
Vice President,         1996     218,184      76,907       17,077       -0-            -0-           $  10,652         6,119
Secretary & General     1997     225,742      79,310       20,053       -0-           45,000            21,197         5,081
Counse; SVP, Secretary
and General Counsel
of IPL

Gerald D. Waltz         1995    $201,930    $  58,353   $  11,178    $121,530           -0-          $  24,228       $ 8,310
SVP, Electric           1996     209,792       73,885      12,355       -0-             -0-             32,972         6,000
Delivery of IPL         1997     213,678       75,075      12,000       -0-            45,000           36,584         5,831

------------------------------


<F1>    The named executive officers did not receive a base salary increase from 1996 to 1997. Salary increases, if applicable take effect in May. 1996 figures reflect 4 months pay at 1995 base salary rates and 8 months at 1996 base salary rates , while 1997 figures reflect 12 months pay at the 1996 base salary rates.

<F2>    Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded Supplemental Retirement Plan (See "Pension Plans"). Includes $10,227 and $17,783 earned in above market interest on deferred compensation for Mr. Humke in 1996 and 1997, respectively.

<F3>    Restricted common stock awards are valued at the closing market price as of the date of grant. Restricted common stock holdings and the value thereof based on the closing price of the common stock at year end are as follows: Mr. Hodowal - 24,589 shares ($1,031,201);
        Mr. Humke - 20,385 shares ($854,896); Mr. Brehm - 6,652 shares ($278,968); Mr. Tabler - 6,067 shares ($254,435); and Mr. Waltz -
        6,076 shares ($254,812). Dividends on the restricted common stock are payable to the named officers. Shares awarded in 1995 represent a cumulative 3-year award for years 1995, 1996, and 1997. Under the terms of the Plan, no additional shares will be awarded to the named officers before 1998.

<F4>    No options have stock appreciation rights.

<F5>    Payouts shown were made pursuant to the 1990 Long-Term Incentive Plan
        (the "LTIP Plan"). The LTIP Plan was replaced by the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan and no additional payments will be made under the LTIP Plan.

<F6>    Represents contributions made by IPL to the Trustee of the Employees'
        Thrift Plan.


                                                           TABLE I

                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          Potential
                                                                                          Realizable Value at
                                                                                          Assumed Annual
                                                                                          Rates of Stock Price
                                                                                          Appreciation
                                           Individual Grants                              for Option Term
                        -------------------------------------------------------------     -----------------------

                                          % of
                                          Total
                        Number of         Options/
                        Securities        SARs
                        Underlying        Granted to      Exercise
                        Options/          Employees       or Base         Expira-
                        SARs              in Fiscal       Price<F2>       tion
Name                    Granted (#)<F1>   Year            ($/Sh)          Date            5% ($)<F3>      10%($)<F3>
---------------------------------------------------------------------------------------------------------------------

John R. Hodowal         250,000           23.4            $31.375         03/25/07        $4,932,892      $12,500,918

Ramon L. Humke          125,000           11.7            $31.375         03/25/07        $2,466,446      $ 6,250,459

John R. Brehm            75,000            7.0            $31.375         03/25/07        $1,479,868      $ 3,750,275

Bryan G. Tabler          45,000            4.2            $31.375         03/25/07        $  887,921      $ 2,250,165

Gerald D. Waltz          45,000            4.2            $31.375         03/25/07        $  887,921      $ 2,250,165

_________________________


<F1>    3,187 underlying securities out of the amount shown for each officer relate to incentive stock options, the balance relate to non-qualified stock options. All options are exercisable immediately; however, incentive stock options expire one day before the expiration date shown. None of the stock options contain stock appreciation rights.

<F2>    Equal to market price on grant date.

<F3>    These values are not a prediction of what IPALCO believes the market value of its common stock will be in the next 10 years. IPALCO does not know and cannot determine whether its common stock will increase (or decrease) in value over that period. The values shown in these columns are merely assumed values required by, and calculated in accordance with, Securities and Exchange Commission Rules.

                                             TABLE II


                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                          AND FY-END OPTION/SAR VALUES

                                                                        Number of
                                                                        Securities              Value of
                                                                        Underlying              Unexercised
                                                                        Unexercised             In-the-Money
                                                                        Options/SARs at         Options/SARs
                                                                        FY-End(#)               FY-End ($)*

                        Shares Acquired                                 Exercisable/            Exercisable/
Name                    On Exercise (#)         Value Realized ($)      Unexercisable           Unexercisable
-----------------       ---------------         ------------------      -------------           -------------

John R. Hodowal              -0-                  -0-                   430,000 (e)             $5,686,076
                                                                          -0-   (u)                  -0-

Ramon L. Humke               -0-                  -0-                   230,000 (e)             $3,101,513
                                                                          -0-   (u)                  -0-

John R. Brehm                -0-                  -0-                   127,500 (e)             $1,682,788
                                                                          -0-   (u)                  -0-

Bryan G. Tabler              -0-                  -0-                    45,000 (e)             $  475,312
                                                                          -0-   (u)                  -0-

Gerald D. Waltz             43,481             $462,401                  56,839 (e)             $  671,919
                                                                          -0-   (u)                  -0-
----------------------

(e)         Exercisable.
(u)         Unexercisable.
*           Based upon year-end closing market price of $41.9375 per share of common stock.


                                                     TABLE III

Performance Graph

        The Performance Graph on this page, Table IV, plots the total cumulative return that shareholders of IPALCO received (solid line) during the period December 31, 1992 through December 31, 1997, compared with the total cumulative return to shareholders of companies comprising the Standards and Poor's 500 Index (dotted line) and the Standard &
Poor's Electric Companies Index (dash/dotted line). The Graph shows the cumulative total return assuming dividend reinvestment and based upon an initial investment of $100. The vertical portion of the Graph indicates the dollar value ranging from $90.00 to $260.00, and the horizontal portion of the Graph is the year, beginning in 1992 and continuing through December 31, 1997.

        The points on the Performance Graph are as follows:



[solid line] IPALCO    [dotted line] S & P 500  [dash/dotted line] S & P
                                                                   Electric
                                                                   Companies

          CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT


                        1992    1993    1994    1995    1996    1997

IPALCO                  100     104.16   94.42  127.74  144.72  229.37
S & P 500               100     110.08  111.53  153.45  188.68  251.63
S & P ELEC COMPANIES    100     112.60   97.89  128.32  128.11  161.74

Source:   Standard and Poor's Compustat Services, Inc.

                                     TABLE IV

Performance Graph


        The Performance Graph (Table IV) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line) during the period from December 31, 1992 through December 31, 1997, compared with the total cumulative return to shareholders of companies comprising the Standard and Poor's 500 Index (dotted line) and the Standard & Poor's Electric Companies Index (dash/dotted line). The Graph reflects IPALCO's superior return as compared to the electric utility industry and is one of the bases for the Chief Executive Officer's compensation disclosed in the Compensation Committee Report set forth in this Proxy Statement.

Pension Plans

        Table V below illustrates the combined annual retirement benefits computed on a straight-life annuity basis that are payable under the Base Retirement Plan and the Funded Supplemental Retirement Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.


--------------------------------------------------------------------
                            PENSION PLAN TABLE <F1>

Remuneration                         Years of Service

                    15         20         25         30        35
--------------------------------------------------------------------
$125,000        $ 81,250   $ 81,250   $ 81,250   $ 81,250  $ 81,250
 150,000          97,500     97,500     97,500     97,500    97,500
 175,000         113,750    113,750    113,750    113,750   113,750
 200,000         130,000    130,000    130,000    130,000   130,000
 225,000         146,250    146,250    146,250    146,250   146,250
 250,000         162,500    162,500    162,500    162,500   162,500
 300,000         195,000    195,000    195,000    195,000   195,000
 400,000         260,000    260,000    260,000    260,000   260,000
 450,000         292,500    292,500    292,500    292,500   292,500
 500,000         325,000    325,000    325,000    325,000   325,000
___________________________________


<F1>    This table takes into account the latest Internal Revenue Code
        Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base Retirement Plan portion and Funded Supplemental Retirement Plan portion of the combined amounts have been shown without adjustment for income taxes.

                                           TABLE V
-----------------------------------------------------------------------------

        IPL's Employees' Retirement Plan (the "Base Retirement Plan") covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially. The remuneration covered by the Plan includes "Salary" but excludes "Bonus" and "Other Compensation," annual or otherwise, as those terms are used in the Summary Compensation Table (Table
I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension Plan purposes of named executive officers are as follows: Mr. Hodowal - 29, Mr. Humke - 8, Mr. Brehm - 22, Mr. Tabler - 3, and Mr. Waltz - 37.

        The Funded Supplemental Retirement Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. In addition to the Base Retirement Plan and Funded Supplemental Retirement Plan benefits described above, the Funded Supplemental Retirement Plan also provides Mr. Hodowal with a straight-life annuity of $130,000 per year commencing at age 65, which benefit is reduced for early retirement. Contributions and accrued interest credited during 1997 to the accounts of Messrs. Hodowal, Humke, Brehm, Tabler and Waltz amounted to $46,676, $208,285, $5,895, $22,176 and $7,842, respectively (in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Retirement Plan upon termination of employment at normal retirement age and at current salary levels.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        IPALCO has an employment contract with Mr. Hodowal which provides for an indefinite term that is convertible into a fixed 3-year term upon notice. IPL has an employment contract with Mr. Humke which provides for a 3-year term expiring on December 31, 1999. Such contracts terminate upon death, total disability or retirement. Should they be terminated without "cause" or resign for "good reason" (as those terms are defined in the contract--see below), they would continue to receive their Salary, as that term is used in Table I above, for up to 3 years thereafter, less any severance payments received from other agreements.

        All officers of IPALCO and its subsidiaries have Termination Benefits Agreements, dated on or after January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average compensation (as defined in Section 280G of the Internal Revenue Code) payable by IPALCO and its subsidiaries which was includable in the gross income of the officer, if IPALCO undergoes an "acquisition of control" while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without "cause" or resigns for "good reason," as those terms are therein defined (see below).

        The term "without 'cause'" is defined in the employment contracts and Termination Benefits Agreements discussed above to mean in the absence of fraud, dishonesty, theft of corporate assets or other gross misconduct, as set out in a good faith determination of the Board of Directors. The term "resign for 'good reason'" is defined in the same agreements to mean generally, and subject to lengthy qualifications and amplification, demotion; assignment of duties inconsistent with the officer's status, position or responsibilities; reduction in base salary or failure to grant annual increases commensurate with increases of other officers; relocation of the headquarters of IPALCO or IPL to a location outside Greater Indianapolis;
or termination of the executive's participation in, or the existence of, an incentive compensation, insurance or pension program. The term "acquisition of control" in such contracts means, generally and subject to lengthy amplification and qualifications therein, acquisition by any person, entity, or group of 20% or more of the combined voting power of the outstanding securities of IPALCO entitled to vote in the election of directors, excluding acquisitions by or from IPALCO or any acquisition by any employee benefit plan of IPALCO or IPL; change in majority membership of the Board of Directors other than by normal succession; certain reorganizations, mergers or consolidations resulting in control of the reorganized, merged, or consolidated entity by persons not previously in control of IPALCO; approval by the shareholders of complete liquidation or dissolution of IPALCO, or of a sale of all or substantially all of its assets to an entity not controlled by directors and holders of voting securities who were directors and holders of voting securities of IPALCO prior to the transaction.

        A Benefit Protection Fund and Trust Agreement ("Fund") is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements above described. The Fund is held in trust by National City Bank, Indianapolis, and at December 31, 1997, the sum of $945,439 was reserved in trust for such expenses.

By order of the Board of Directors.

                                        IPALCO ENTERPRISES, INC.
                                        By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 9, 1998

                                                                Appendix A



                          IPALCO ENTERPRISES, INC.
                       LONG-TERM PERFORMANCE AND
                    RESTRICTED STOCK INCENTIVE PLAN
          As Amended and Restated Effective January 1, 1998)


        Pursuant to Section 22 of the IPALCO Enterprises, Inc. Long-
Term Performance and Restricted Stock Incentive Plan (the "Plan"), IPALCO Enterprises, Inc. ("IPALCO") amends the Plan, effective as of January 1, 1998, to provide, in its entirety, as follows:


                                  SECTION 1

                                  PURPOSE

        The purpose of the amended Plan (as such term is described below) is to provide an incentive to selected key executives of the Company (as such term is described below), by providing an opportunity to earn long-term incentive compensation, based upon the attainment of Company performance goals. In addition, the restricted stock component of the Plan is intended to provide the key executives with a means of acquiring or increasing a proprietary interest in IPALCO so that they shall have an increased incentive to work toward the attainment of the long term growth and profit objectives of IPALCO and its affiliated companies. Specifically, the Plan is designed to:

                A. Link, directly and indirectly, executive and shareholder interests.

                B.   Attract and retain individuals of outstanding ability.

                C. Encourage key Company officers to render superior performance.


                                  SECTION 2

                                DEFINITIONS

        The terms defined in this Section 2 shall, for purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

                A. Acquisition of Control: An "Acquisition of Control" means:

                        (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of IPALCO (the "Outstanding IPALCO Common Stock") or (B) the combined voting power of the then outstanding voting securities of IPALCO entitled to vote generally in the election of directors (the "Outstanding IPALCO Voting Securities"); provided, however, that the following acquisitions shall not constitute an Acquisition of Control: (i) any acquisition directly from IPALCO (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by IPALCO, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by IPALCO, IPL or any corporation controlled by IPALCO or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (3) of this Section 2.A. are satisfied;

                        (2)  Individuals who, as of the date hereof,
                constitute the Board of Directors of IPALCO (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of IPALCO; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by IPALCO's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                        (3) Approval by the shareholders of IPALCO of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding IPALCO Stock and Outstanding IPALCO Voting Securities, as the case may be,
                (B) no Person (excluding IPALCO, any employee benefit plan or related trust of IPALCO, IPL or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding IPALCO Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

                        (4) Approval by the shareholders of IPALCO of (A) a complete liquidation or dissolution of IPALCO or (B) the sale or other disposition of all or substantially all of the assets of IPALCO, other than to a corporation, with respect to which following such sale or other disposition (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities, as the case may be, (ii) no Person (excluding IPALCO and any employee benefit plan or related trust of IPALCO, IPL or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding IPALCO Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition of assets of IPALCO; or

                        (5) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of IPALCO would constitute an "acquisition of control" under subsection
                (3) or (4) of this Section 2.A. of this Plan.

Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated before an "Acquisition of Control" as defined in this subsection (A) and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect an Acquisition of Control and who effectuates an "Acquisition of Control" or
(ii) otherwise occurred in connection with, or in anticipation of, an Acquisition of Control which actually occurs, then for all purposes of this Plan, the date of an Acquisition of Control with respect to such Participant shall mean the date immediately prior to the date of such termination of the Participant's employment.

        B. Administrative Guidelines: The guidelines established for each Program used to administer this Plan as now in effect or as modified from time to time by the Committee.

        C. Base Salary: The aggregate base salary paid to a Participant in a Fiscal Year.

        D.   Board of Directors:  The Board of Directors of IPALCO.

        E.   Committee:  The Compensation Committee of the Board of Directors.

        F.   Company:  IPALCO and its subsidiaries, or successors.

        G. Cost Effective Service: The three (3) year average, as applicable, of net income of the Company as a percentage of the sum of the Company's total operating revenues and other income. The Company's net income, total operating revenues and other income shall be as reported in the Company's Uniform Statistical Report; provided, however, that the total operating revenues and other income shall include gross IPL revenues but, with respect to the non-utility businesses, shall only include their net income. Cost Effective Service shall cease to be a Performance Measure effective January 1, 1998.

        H.   Fiscal Year:  The calendar year.

        I.   IPALCO:  IPALCO Enterprises, Inc. or its successor.

        J.   IPL:  Indianapolis Power & Light Company or its successor.

        K. Market Price: For a Fiscal Year, the prices of a company's common stock on the New York Stock Exchange, or other appropriate exchange, if the company's common stock is not traded on the New York Stock Exchange, as published in The Wall Street Journal, at the close of trading on the last trading date in such Fiscal Year.

        L. Participant: The employees of the Company designated by the Committee to receive an award under the Plan. The employees eligible for designation include officers of the Company and other employees who the Committee expect to contribute to the strategic growth of the Company.

        M.   Peer Group:  The entities included as part of the S&P 500 Index.

        N. Performance Incentive Award: The incentive award amount for a Performance Period established by the Committee and expressed as a number of Shares determined in relation to a Participant's average annual Base Salary for the entire three (3) year period or, if lesser, the portion of such three (3) year period that he was employed; provided, however, that for purposes of making the Share grants at the beginning of each Performance Period, the Share grants shall be based on the Participant's rate of base compensation in effect on the first (1st) calendar day of the Performance Period; provided, further, that the number of Shares awarded shall be increased or decreased as soon as practicable after the end of the Performance Period to reflect the actual annual Base Salary paid to the Participant in such Performance Period. The maximum number of Shares (including any additional Shares awarded in accordance with Section 16 based on Performance Period Performance Measure results) shall not exceed the lesser of:

                (1) the annualized Base Salary of a Participant in effect on the first (1st) calendar day of the Performance Period divided by four (4), or

                (2) the average annual Base Salary of the Participant during the Performance Period divided by five (5);

provided, however, that in applying these share limits, dividends paid on restricted Shares shall be disregarded. Notwithstanding anything contained in this Paragraph to the contrary, the Committee may establish the Performance Incentive Awards for various groups of Participants by job title or officer class. To the extent the Committee establishes Performance Incentive Awards by job title or officer groups and a Participant's job title or officer group provides for a lower or higher number of Shares as the Participant's Performance Incentive Award, the Participant's Performance Incentive Award shall be automatically adjusted at the end of the Performance Period to reflect the different number of Shares applicable for such new job title or officer class based on the number of full calendar months remaining in the Performance Period at the effective date on which such Participant's job title or officer class is modified. For example, if a Participant's job title is changed to a title which results in an increase of the number of Shares to be included as the Participant's Performance Incentive Award from twenty (20) to twenty-five (25) Shares with eighteen (18) full calendar months remaining in the Performance Period at the time of the change, the Participant shall have the number of Shares included as his Performance Incentive Award adjusted at the end of the Performance Period to twenty-two and one-half (22 1/2).

        O. Performance Incentive Award Schedule: The schedule, attached hereto as Appendix A, containing the ranking of Total Return to Shareholders versus the Peer Group, and a percent of the Performance Incentive Award for each of the levels of achievement listed.

        P. Performance Measures: The measures used in determining the amount of any Program Incentive Payment. Effective January 1, 1998, Total Return to Shareholders shall be the only Performance Measure.

        Q. Performance Period: A period of three (3) consecutive Fiscal Years, commencing on the first (1st) day of the first (1st) Fiscal Year of a Program, over which the Performance Measures are to be taken. A new Performance Period shall begin on January 1, 2001 and January 1, 2004. Performance Periods shall not overlap.

        R. Period of Restriction: The period during which the transfer of shares are restricted pursuant to the Plan.

        S. Plan: This Long-Term Performance and Restricted Stock Incentive Plan, as now in effect and as amended from time to time.

        T.   President:  The President of IPALCO.

        U. Program: One (1) Performance Period with its respective Performance Incentive Awards, Performance Incentive Award Schedule, and Participants.

        V.   Shares:  Shares of common stock of IPALCO.

        W. Total Return to Shareholders: The average return on investment to shareholders from stock price appreciation and dividends paid during each Fiscal Year of the Performance Period.

                                 SECTION 3

                              ADMINISTRATION

        The Plan shall be administered by the Committee. No member of the Committee shall be eligible, at any time when he or she is such a member or within one (1) year prior to his or her appointment to the Committee, to be granted Shares under the Plan; provided, however, that notwithstanding the preceding clause of this sentence, a member of the Committee shall not be precluded from participating in, the IPALCO Enterprises, Inc. 1991 Directors' Stock Option Plan. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of its members are present or by a written consent signed by all of its members. The Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan.

                                  SECTION 4

                     NUMBER OF SHARES SUBJECT TO THE PLAN

        The total number of Shares that may be granted under the Plan may not exceed One Million and Five Hundred Thousand (1,500,000) Shares subject to adjustment as provided in Section 6 hereof. Those Shares may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by IPALCO, including Shares purchased in the open market, not reserved for any other purpose; provided, however, that the Shares granted hereunder shall be authorized and unissued unless the Committee, in its sole discretion, takes action to utilize open market Shares.


                                   SECTION 5

                                 UNUSED SHARES

        In the event any Shares subject to grants made under the Plan are forfeited pursuant to Section 16 hereof, such forfeited Shares shall again become available for issuance under the Plan.


                                  SECTION 6

                       ADJUSTMENTS IN CAPITALIZATION

        In the event of any change in the outstanding Shares by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Shares issuable under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In such event, the Committee shall also have discretion to make appropriate adjustments in the number and type of shares subject to restricted Share grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.



                                 SECTION 7

                              PARTICIPATION

        A. Prior to the commencement of each Fiscal Year, Participants shall be recommended by the President and approved by the Committee. Participants are to be those key employees who, in the opinion of the Committee, are in a position to make a significant contribution to the long-term success of the Company. Participants for each Program shall be notified of their participation prior to the beginning of the first (1st) Fiscal Year of a Program. Participation in one (1) Program does not guarantee participation in subsequent Programs.

        B. The Committee, in its sole discretion, may select additional Participants to participate in the final one (1) or two (2) Fiscal Years of a Program. The Committee approval shall include the establishment of the Performance Incentive Award for any new Participant. If a Participant is added during a Program, the first (1st) Fiscal Year of his participation shall be substituted for the first (1st) Fiscal Year of the Performance Period for purposes of determining the number of Shares awarded under
Section 9.

        C. The Committee, in its sole discretion, may discontinue the participation of a Participant for the final one (1) or two (2) Fiscal Years of a Program. If a Participant's participation is discontinued during a Program, he shall forfeit, as soon as practicable after the effective date of his participation termination, two-thirds (2/3) of the Shares granted to him for such Program if his participation is discontinued for the final two (2) Fiscal Years of the Program or one-third (1/3) of the Shares granted to him for such Program if his participation is discontinued for the final Fiscal Year of the Program. At the end of a Program, the reduced share grant shall be adjusted in accordance with Section 16.


                                 SECTION 8

                    PERFORMANCE INCENTIVE AWARD GRANTS

        A. Each Program shall be subject to the limitations and terms provided in the Plan. A new Program shall commence on the third (3rd) annual anniversary date of the preceding Program. These Programs shall be of three (3) year duration.

        B. The Committee shall determine for each Participant his Performance Incentive Award for each Program. Only one (1) grant shall be made to each Participant during each Program. Participants shall generally be notified of their individual Performance Incentive Award before the beginning of each Program.


                                 SECTION 9

                              GRANT OF SHARES

        Concurrently with the beginning of each Performance Period and subject to the limits established by Section 2.N., the Committee shall cause the Secretary of IPALCO to issue to each Participant a number of restricted Shares based on the Participant's Performance Incentive Award for such Performance Period. Notwithstanding anything contained herein to the contrary, the Share grants for the Performance Period beginning on January 1, 1998 are conditioned upon the amended and restated Plan being approved by IPALCO's shareholders in accordance with Section 28 hereof. At the end of each Performance Period, the Share grants shall be adjusted, upward or downward, based on the Participant's actual Base Salary and, if applicable, change in job title or officer class.


                                  SECTION 10

                     ESTABLISHMENT OF PERFORMANCE MEASURES

                A. The Performance Measure to be used is IPALCO's ranking versus the Peer Group on Total Return to Shareholders.

                B. A Performance Incentive Award Schedule shall contain various levels of performance and corresponding Performance Incentive Award values.

                C. If the Company disposes of a significant part of the business of IPL, or acquires through purchase, merger, or otherwise the capital assets of any other company, the Committee may, in its sole and absolute discretion, adjust the Total Return to Shareholder targets of a Performance Incentive Award Schedule for a Performance Period so as to reflect the financial impact of the acquisition or disposition.


                                  SECTION 11

                   DETERMINATION OF PERFORMANCE RESULTS

                A. Upon the completion of a Performance Period, the Shares awarded for each Participant shall be adjusted based upon the Performance Incentive Award Schedule.

                B. For each Performance Period, the Total Return to Shareholders of IPALCO shall be compared with the Total Return to Shareholders of the members of the Peer Group. Total Return to Shareholders for IPALCO and each member of the Peer Group shall be measured by the following formula (with appropriate adjustments for changes in capital structure due to stock dividends, stock splits, recapitalization, mergers, or other events having significant distorting effect on IPALCO or on any member of the Peer Group):

                        1.  For each Fiscal Year of the Performance Period:

                               (a)  Subtract the Market Price of each
                        company's common stock for the prior Fiscal Year from the Market Price of the company's common stock for the current Fiscal Year.

                               (b)  Add to the result obtained in Step
                        (a) the amount of all cash dividends paid by the company with respect to its common stock during the current Fiscal Year.

                               (c)  Divide the result obtained in Step
                        (b) by the Market Price of the company's common stock for the prior Fiscal Year.

                        2. The calculated values from Step 1 for the Fiscal Years in the Performance Period shall then be converted to an annual average for the Performance Period.

        IPALCO's ranking shall be determined by its performance ranking versus the Peer Group.


                                  SECTION 12

                      RESTRICTIONS ON TRANSFERABILITY

        Until the lifting of the restrictions on the Shares granted hereunder, no Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction.


                                 SECTION 13

                            CERTIFICATE LEGEND

        Each certificate representing restricted Shares granted pursuant to this Plan shall bear the following legend:

                "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Plan and rules of administration adopted pursuant to such Plan. A copy of the Restricted Stock Plan and the rules of such Plan may be obtained from the Secretary of IPALCO Enterprises, Inc."

Once the restricted Shares are released from the restrictions, the Participant shall be entitled to have the legend required by this Section 13 removed from such Share certificate(s).


                                 SECTION 14

                               VOTING RIGHTS

        During the Period of Restriction, Participants holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

                                SECTION 15

                     DIVIDENDS AND OTHER DISTRIBUTIONS

        During the Period of Restriction, Participants holding restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the restricted Shares with respect to which they were paid.


                               SECTION 16

                        LIFTING OF RESTRICTIONS

        The restricted Share grants under the Plan shall be subject to restrictions as to transferability and shall also be subject to forfeiture provisions. The lifting of the transferability restrictions and the forfeitability provisions shall be dependent on the Performance Measures during each Performance Period and on the continued employment of the Participant during the Period of Restriction.

        As soon as practicable after the end of a Performance Period, the Committee shall determine the adjustments, if any, that are required to be made to the Share grants for the Performance Period based on actual results of IPALCO under the Performance Measures for such Performance Period. This evaluation shall be completed no later than the July 1 immediately following the end of the Performance Period or such earlier date established by the Committee after it completes the required grant adjustments for the Performance Period (the July 1 or earlier date established by the Committee shall for each Performance Period be referred to as the "Initial Vesting Date"). After the adjustments are made in the Share grants consistent with the Performance Incentive Award Schedule for the Performance Period and after effectuating the adjustments described above rounding up or down any fractional share to the nearest whole share, the restrictions on the Shares held by a Participant at the end of the Performance Period (after adjusted as described above) shall be lifted on one-third (1/3) of the Shares as of the Initial Vesting Date for the Performance Period and shall be lifted in additional one-third (1/3) increments on the first business day of each of the next two calendar years immediately following the Initial Vesting Date for the Performance Period; provided, however, that except as provided in
Section 17, 18 or 19 hereof:

                (1) the restriction shall be lifted on an Initial Vesting Date or, if applicable for the other one-third (1/3) increments, the first business day in January only if the Participant is still employed by the Company on such date, and

                (2) if a Participant ceases to be employed by the Company before the restrictions lapse on the Shares held by him, the Shares still subject to restrictions shall be immediately forfeited.

        Notwithstanding anything contained in this Plan to the contrary, the Committee shall have the complete discretion to delay the lifting of the restrictions on Shares under this Plan (including restrictions that lapse under Sections 17 and 18) for a Participant to the extent it determines such delay is necessary to avoid the non-deductibility of the awards under Section 162(m) of the Internal Revenue Code of 1986, as amended; provided, however, that any decision to delay the lifting of the restrictions shall be required to be made and communicated to the affected Participant in writing before the beginning of the calendar year during which the restrictions would have been lifted but for the delay.



                                 SECTION 17

                    EFFECT OF PARTICIPANT'S RETIREMENT

        Except as provided in the next paragraph, for Performance Periods beginning before January 1, 1998 and notwithstanding anything contained in
Section 16 hereof to the contrary, if a Participant attains age 65 before his employment with the Company is terminated and before the end of a Performance Period but after completing at least one (1) full Fiscal Year of employment during such Performance Period, the remaining restrictions on any Shares attributable to such Performance Period held by the Participant (after the number of Shares are adjusted pursuant to the Performance Measure adjustments described in Section 16 and Base Salary adjustment described in Section 2.N. and Section 9 hereof are completed for such Performance Period) shall lapse on the last calendar day of such Performance Period; provided, however, that if a Participant's employment with the Company is terminated, voluntarily or involuntarily, before his completion of at least two (2) Fiscal Years of employment, the Participant shall only be entitled to two-thirds (2/3) of the restricted Shares granted to him for such Performance Period (after the Performance Measure adjustments described in Section 16 and Base Salary adjustment described in Section 2.N. and Section 9 hereof are completed for such Performance Period), rounding up or down any fractional Share to the nearest whole Share, and the remaining one-third (1/3) of the Shares shall be forfeited as soon as practicable after the end of the Performance Period.

        Notwithstanding anything contained in Section 16 hereof to the contrary but only to the extent expressly approved by the Committee, the provisions contained in the preceding paragraph of this Section 17 shall also apply, in whole or in part, with respect to a Participant whose employment is terminated after meeting the requirements for early or normal retirement under the Employees' Retirement Plan of Indianapolis Power & Light Company (or any successor plan) to the extent the Committee waives the continued employment requirements; provided, however, that under no circumstances shall the waiver affect the Performance Measures adjustments provided in
Section 11; provided, further, that until such time, if ever, that the Committee waives the restrictions, the retired Participant shall cease to have voting or dividend rights with respect to the restricted Shares.


                                  SECTION 18

                   EFFECT OF TERMINATION OF EMPLOYMENT DUE TO
                            DEATH OR DISABILITY

        Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant's employment with the Company is terminated by reason of his death or total and permanent disability (as such term is defined in the Employees' Retirement Plan of Indianapolis Power & Light Company or in any successor retirement plan thereto) that occurs after the end of the Performance Period but before the restrictions lapse on the Shares granted for such Performance Period, the remaining restrictions on any Shares attributable to such Performance Period held by the Participant (after the Performance Measure adjustments described in Section 16 hereof are completed for such Performance Period) shall immediately lapse on the date of his death or total and permanent disability, whichever is applicable.

        Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant's employment with the Company is terminated by reason of his death or total and permanent disability that occurs before the end of the Performance Period, the Participant shall be entitled to a pro rata number of Shares (as determined below) granted to him at the beginning of the Performance Period (as adjusted for Performance Periods to reflect the actual Base Salary paid to such Participant during the Performance Period that he was employed), no further adjustments shall be effected with respect to such Shares, and such Shares shall be fully vested and transferable by such Participant or, if deceased, his legal representative. The number of Shares that the disabled or deceased Participant is entitled shall be determined by multiplying the number of Shares granted to the Participant at the beginning of the Performance Period or, if later, at the date as of which his participation in the Performance Period commenced (as adjusted to reflect the actual Base Salary paid to such Participant during the Performance Period) by a fraction, the numerator of which is the number of full calendar months of the Performance Period during which he was a Participant and employed by the Company and the denominator of which is thirty-six (36) or, if the Participant became a Participant after the beginning of a Performance Period, the number of months remaining in the Performance Period beginning with the month during which his participation commenced.


                                 SECTION 19

                            ACQUISITION OF CONTROL

        In the event that there is an Acquisition of Control and notwithstanding anything contained in Section 16 to the contrary, the lifting of the restrictions based on continued employment on the restricted Shares held by a Participant who was employed by the Company immediately preceding the date of the Acquisition of Control shall immediately occur.
In addition, the Performance Period during which the Acquisition of Control occurs shall be deemed terminated at the date of the Acquisition of Control, IPALCO performance for such Performance Period shall be measured as of the date of the Acquisition of Control, and the Committee shall effect the adjustments required by Section 16 as soon as practicable after the Acquisition of Control. The restrictions on all Shares provided to the Participants after completing the adjustments described above shall be lifted immediately.


                                 SECTION 20

                         ELECTIVE SALE OF SHARES

        Participants shall also be permitted to cash-in up to fifty percent (50%) of the Shares (after the adjustments required by Section 16 are completed) that cease to be subject to the continued employment requirements under Section 16 (the "Eligible Shares") by following the procedures established by the Committee.


                                 SECTION 21

                          NO EMPLOYMENT CONTRACT

        The Plan is not and is not intended to be an employment contract with respect to any of the Participants, and IPALCO's and IPL's rights to continue or to terminate the employment relationship of any Participant shall not be affected by the Plan.


                                 SECTION 22

                        AMENDMENT AND TERMINATION

        The Board may at any time amend, modify, alter, or terminate the Plan; provided, however, that without the approval of the IPALCO shareholders:

        (a) the number of Shares which may be reserved for issuance under the Plan may not be increased except as provided in
                Section 6 hereof; and

        (b) the class of employees to whom grants may be granted under the Plan shall not be modified materially;

provided, further, that except for the modifications expressly permitted by the last paragraph of Section 16 hereof, any amendment, modification, alteration or termination to the Plan which increases the restrictions as to transferability or forfeitability of any restricted Shares granted hereunder to a Participant, including any Performance Measure adjustments which occur at the end of a Performance Period, shall not become effective until the first (1st) Performance Period following the Performance Period during which such amendment, modification, alteration or termination to the Plan is adopted without the written consent of the majority of the Participants adversely affected by the change.

                                  SECTION 23

                               INDEMNIFICATION

        Each person who is or shall have been a member of the Board of Directors or the Committee shall be indemnified and held harmless by IPALCO against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with IPALCO's approval, or paid by him in satisfaction of a judgment in any such action, suit or proceeding against him, provided he shall give IPALCO an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the IPALCO Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that IPALCO may have to indemnify them or hold them harmless.


                                 SECTION 24

                               GOVERNING LAW

        The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.


                                SECTION 25

                             EXPENSES OF PLAN

        The expenses of administering the Plan shall be borne by IPALCO.


                                SECTION 26

                                SUCCESSORS

        The Plan shall be binding upon the successors and assigns of the participating Employers.

                                SECTION 27

                             TAX WITHHOLDING

        IPALCO or IPL, as appropriate, shall have the right to require the Participant or other person receiving Shares to pay to IPALCO or IPL the amount of any federal, state or local taxes which IPALCO or IPL are required to withhold with respect to such Shares. If permitted by the Committee and pursuant to rules established by the Committee, a Participant may make a written election to have Shares having an aggregate fair market value, as determined by the Committee, sufficient to satisfy the applicable withholding taxes, withheld from the Shares otherwise to be received at the end of the Period of Restriction.


                               SECTION 28

                  EFFECTIVE DATE AND DURATION OF PLAN

        This amended and restated Plan shall be effective January 1, 1998; provided, however, that the granting of Shares are conditioned upon the approval of the Plan by the holders of a majority of the Shares present, or represented, and entitled to vote at IPALCO's 1998 annual shareholder meeting. Except for the provisions set forth in Section 16 which are also applicable for the January 1, 1995 grants, the Performance Periods beginning before January 1, 1998 shall be governed by the provisions of the Plan in effect before January 1, 1998.

                                                             APPENDIX A


                PERFORMANCE INCENTIVE AWARD SCHEDULE

                   AWARD AS A PERCENT OF TARGET

S&P 500 Index Ranking: 3 year cumulative Total Return to Shareholder (TRS)





                        IPALCO                  Award
                        Ranking: TRS            Percentage
                        ------------            ----------

                          1-31                     400%
                         32-62                     375%
                         63-93                     350%
                         94-125                    325%
                        126-156                    300%
                        157-187                    275%
                        188-218                    250%
                        219-250                    225%
                        251-281                    200%
                        282-312                    175%
                        313-343                    150%
                        344-375                    125%
                        376-406                    100%
                        407-437                     75%
                        438-468                     50%
                        469-500                      0%


[form of proxy/instruction card]


                             IPALCO ENTERPRISES, INC.

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints John R. Hodowal and Bryan G. Tabler as Proxies, each with the power of substitution, and authorizes them to represent and vote and/or, in the case of shares held in IPALCO PowerInvest, the dividend reinvestment and direct stock purchase plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on February 25, 1998, at the annual meeting of the shareholders to be held April 15, 1998, or at any adjournment thereof, with respect to the matter(s) set forth below.

1. Election of Four Nominees For Directors, namely: Robert A. Borns, Otto N. Frenzel III, Andre B. Lacy, L. Ben Lytle

        [ ]     Vote For All Nominees
        [ ]     Withhold Vote from All Nominees
        [ ]     Vote For All Nominees, Except Nominees written below:

        --------------------------------------------------------------------
        (Please write name(s) of Nominee(s) from whom vote is withheld)

2. Approval of the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (as Amended and Restated January 1,
        1998).

        [ ]     For     [ ]     Against         [ ]     Abstain

                             (FOLD HERE - DO NOT TEAR)

This Proxy/Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholder. If not otherwise indicated, this Proxy/Instruction Card will be voted FOR Proposals 1 and 2 and confers discretionary authority to vote on currently unknown matters properly presented to the meeting. This Proxy/Instruction Card shall be voted on those matters properly presented in accordance with the best judgment of the named Proxies.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 9, 1998, and the 1997 Annual Report is hereby acknowledged.

                                        Dated __________________, 1998.

Your signature must be exactly          ___________________________________
as your name appears below.             (SIGNATURE)
When signing as attorney-in-fact,
executor, administrator, trustee,
guardian or corporate officer,          ___________________________________
please give full title as such.         (SIGNATURE IF HELD JOINTLY)

Please complete
1998 Proxy at right.
Then date, sign,
detach it from this
form at perforations,
fold it and return
immediately in
accompanying
postage guaranteed
envelope.


Account ID:

    ADDRESS CHANGE

_______________________
STREET

_______________________
APT. NO./P.O. BOX

_______________________
CITY

_______________________
STATE

_______________________
ZIP CODE

_______________________
SIGNATURE

[at perforation]

(DETACH HERE)

[letter soliciting voting instructions
from participants in Employees' Thrift Plan.

                                    IPL

                   INDIANAPOLIS POWER & LIGHT COMPANY


                                                        March 9, 1998


TO PARTICIPANTS IN THE EMPLOYEES' THRIFT PLAN:

        As a participant in the Employees' Thrift Plan, you are entitled to direct the manner in which shares of stock of IPALCO Enterprises, Inc., ("IPALCO") in which you have an interest, shall be voted by the Trustee at the forthcoming Annual Meeting of Shareholders of IPALCO to be held
April 15, 1998.  This right is given to you by Section 305.90 of the Thrift
Plan.

        Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement dated March 9, 1998 and an Instruction Card indicating the number of shares with respect to which you may give voting instructions to the Trustee. You may instruct the Trustee how you wish such shares to be voted by placing a mark in the box which expresses your choice.

        The only business to be acted upon at the meeting of which Management is presently aware, is the election of four directors to hold office for terms of three years each and until their successors are duly elected and qualified, and the approval of the IPALCO Long-Term Performance and Restricted Stock Incentive Plan (as Amended and Restated effective January
1, 1998).

        It is important that you instruct the Trustee as to the voting of the shares in which you have an interest. After designating how you wish such shares to be voted, sign the instruction form and return it in the accompanying interoffice envelope to the Secretary of IPALCO, Room 729, IPALCO Corporate Center, on or before April 8, 1998.

        Shares with respect to which no voting instructions are given will be voted by the Trustee in its discretion.


                                        /s/ John D. Wilson
                                        John D. Wilson, Secretary
                                        Employees' Pension Committee


[form to be executed by Thrift Plan participants]

                            IPALCO ENTERPRISES, INC.

                      Instructions To Thrift Plan Trustee For
                 Annual Meeting Of Shareholders - April 15, 1998


TO THE EMPLOYEE PENSION COMMITTEE:

        I understand that in accordance with Section 305.90 of the Thrift Plan, I may instruct the voting of the number of shares shown on this form. Will you please direct the Trustee to execute a proxy empowering the persons appointed therein to vote as follows:

1. Election of Four Nominees For Director, namely: Robert A. Borns, Otto N. Frenzel III, Andre B. Lacy, L. Ben Lytle

        [ ]     Vote For All Nominees
        [ ]     Withhold Vote from All Nominees
        [ ]     Vote For All Nominees, Except Nominees written below:

            -----------------------------------------------------------------
            Please write name(s) of Nominee(s) from whom vote is withheld)

2. Approval of the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (as Amended and Restated effective January 1, 1998).

        [ ]     For     [ ]     Against         [ ]     Abstain

                            (FOLD HERE - DO NOT TEAR)

The Trustee will execute the proxy as above directed, or, if no choice is indicated, the proxy will be voted by the Trustee in its discretion. This Instruction Card confers discretionary authority to vote on currently unknown matters properly presented to the meeting.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 9, 1998, and the 1997 Annual Report is hereby acknowledged.

                                        Dated _______________________, 1998.

Your signature must be exactly          ____________________________________
as your name appears below.             (SIGNATURE)


Please complete
1998 Instruction Card
at right.  Then date,
sign, detach it from this
form at performations,
fold it and return
immediately in
accompanying
interoffice envelope.

[at perforation]

(DETACH HERE)